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                                                                      EXHIBIT 99

                                              [WENDY'S LOGO]  [TIM HORTONS LOGO]

CORPORATE NEWS                                               WENDY'S
                                                             INTERNATIONAL, INC.
                                                             Two Quality Brands
                                                             One Great Company

WENDY'S ANNOUNCES STRONG DECEMBER AND FOURTH QUARTER SALES

         DUBLIN, Ohio (January 13, 2000) - Wendy's International, Inc. (NYSE:
WEN) today announced that same-store sales at Wendy's U.S. company restaurants increased nearly 7% in December and about 6.5% in the fourth quarter, ended January 2, 2000.

         Same-store sales were also robust at Tim Hortons in Canada, increasing about 4% in December and about 7% in the quarter.

         "Our fourth quarter sales performance at Wendy's and Tim Hortons was very strong, continuing the Company's outstanding results in the first three quarters," said Chief Financial Officer Frederick R. Reed. "We have excellent momentum in our core Wendy's North America and Tim Hortons Canada businesses as we begin 2000."

         Wendy's domestic operating margins for the quarter improved versus a year ago due to the strong sales and store-level productivity gains.

         Restaurant development for 1999 totaled 482 new Wendy's and Tim Hortons units systemwide, consisting of 315 new Wendy's and 167 new Tim Hortons, up about 5% from the 460 total new units that were opened in 1998.

         The Company expects to open a total of more than 520 new Wendy's and Tim Hortons units in 2000, which is about 7% new unit growth from a base of 7,344 total restaurants open systemwide at the end of 1999. Current inventory for new Wendy's unit openings is about 20% greater than a year ago.

         The fourth quarter sales and margin information is preliminary. More complete results for the quarter and 1999 will be announced on February 11. Company management plans to host a meeting and conference call with analysts and portfolio managers in New York on February 14. The meeting will be accessible to shareholders and investors as a web cast on the internet at www.wendys.com.

         Wendy's International, Inc. is one of the world's largest restaurant operating and franchising companies with more than $7 billion in systemwide sales and two great brands - Wendy's and Tim Hortons. There are more than 5,500 Wendy's restaurants in the U.S., Canada and international markets. Tim Hortons has more than 1,800 restaurants in North America.


CONTACT:
John Barker                614-764-3044 or john_barker@wendys.com
Denny Lynch                614-764-3413

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                           WENDY'S INTERNATIONAL, INC.
                                   EXHIBIT 99
     SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy's International, Inc. (the "Company") desires to take advantage of the "safe harbor" provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.

Growth Plans. The Company plans to increase the number of systemwide Wendy's and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

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The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The expectation of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Year 2000. Despite the Company's extensive efforts to assess potential year 2000 issues, the installation of a new enterprise-wide information system, remediation of other systems, and testing programs, unanticipated problems during the early months of 2000 are possible. These problems, which the Company believes are unlikely, could (depending on their scope and magnitude) have a material adverse effect on results of operations, financial condition and/or liquidity.

Although the Company has not been informed of material year 2000 issues by third parties with which it has a material relationship or franchisees, there is no assurance that these entities will be year 2000 compliant on a timely basis. Unanticipated failures or significant delays in furnishing products or services by third parties or general public infrastructure service providers, or the inability of franchisees to perform sales reporting and financial management functions or to make timely payments to the Company or suppliers, could have a material adverse effect on results of operations, financial condition and/or liquidity.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this Form 10-Q, or to update them to reflect events or circumstances occurring after the date this Form 10-Q was first furnished to shareholders, or to reflect the occurrence of unanticipated events.

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